EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Darwin Professional Underwriters, Inc.:

We consent to the incorporation by reference in the Registration Statement No. 333-145214 on Form S-3 and Registration Statements No. 333-134416 and 333-134417 on Form S-8 of Darwin Professional Underwriters, Inc. of our report dated February 25, 2008, with respect to the consolidated balance sheets of Darwin Professional Underwriters, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Darwin Professional Underwriters, Inc.

Hartford, Connecticut
February 27, 2008

S-17